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                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549





                                    FORM 8-K




                 CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d)
                     OF THE SECURITIES EXCHANGE ACT OF 1934




                Date of Report (Date of earliest event reported):
                                 MARCH 12, 1998



                        AMERICAN SHARED HOSPITAL SERVICES
             (Exact name of registrant as specified in its charter)



            CALIFORNIA                    0-8789                 94-2918118
         (State or other         (Commission File Number)     (I.R.S. Employer
jurisdiction of incorporation)                               Identification No.)





      FOUR EMBARCADERO CENTER, SUITE 3620, SAN FRANCISCO, CALIFORNIA  94111
                   (Address of principal executive offices)        (Zip Code)




Registrant's telephone number, including area code: 415-788-5300



                                 Not Applicable

--------------------------------------------------------------------------------
         (Former Name or Former Address, if Changed Since Last Report)




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ITEM 5.        OTHER EVENTS

               On March 12, 1998, American Shared Hospital Services and one of its wholly-owned subsidiaries (collectively, the "Company") entered into a Securities Purchase Agreement (the "Purchase Agreement") with Alliance Imaging, Inc. and two of its subsidiaries (collectively, the "Purchaser"). Pursuant to the Purchase Agreement, the Company will sell to the Purchaser certain assets constituting the Company's diagnostic imaging business. The purchase price for the assets is approximately $13.6 million in cash and the assumption by the Purchaser of the liabilities of the Company's diagnostic imaging business, including approximately $26.1 million of debt.

               The proposed transaction is subject to certain conditions, including receipt of regulatory approvals and the approving vote of the holders of a majority of the Company's outstanding common shares. The Company intends to seek the approval of its shareholders in the near future.

               The foregoing is the subject of a joint press release, a copy of which is attached hereto as Exhibit 99 and incorporated herein by reference.

ITEM 7.        FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND
               EXHIBITS

               The following exhibits are filed with this report:

               Exhibit No.                      Description
               -----------                      -----------
                   99               Press Release dated March 12, 1998




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                                   SIGNATURES


        Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.



                                    AMERICAN SHARED HOSPITAL SERVICES
                                    (Registrant)



                                    By:    /s/ Ernest A. Bates, M.D.
                                        -------------------------------------
                                            Ernest A. Bates, M.D.
                                            Chairman of the Board and
                                            Chief Executive Officer


Dated:  March 20, 1998




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Exhibit No.                         Description                            Page
-----------                         -----------                            ----
    99                  Press Release dated March 12, 1998                   5